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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )

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
      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                     DRS TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
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           2)   Aggregate number of securities to which transaction
                applies:
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           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           4)   Proposed maximum aggregate value of transaction:
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           5)   Total fee paid:
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/ /        Fee paid previously with preliminary materials:

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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           1)   Amount previously paid:
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           4)   Date Filed:
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[LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 8, 2002

                            ------------------------

To the Stockholders of
DRS TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the
"meeting") of DRS Technologies, Inc., a Delaware corporation, will be held at Bear, Stearns & Co., Inc., Auditorium B, Second Floor, 383 Madison Avenue, New
York, New York, 10179, at 10:00 a.m., local time, on Thursday, August 8, 2002, for the following purposes:

    (1) To elect three Class I directors, each to hold office for a term of three years;

    (2) To consider and vote upon an amendment to DRS' 1996 Omnibus Plan to increase the number of shares of DRS common stock reserved for issuance under DRS' plan by 1,500,000 shares of common stock;

    (3) To consider and vote upon a proposal to approve DRS' amended and restated incentive compensation plan;

    (4) To consider and vote upon a proposal to ratify and approve the designation of KPMG LLP as DRS' independent certified public accountants;
       and

    (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on June 21, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

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
                                                       By Order of the Board of Directors,
                                                       DRS Technologies, Inc.

                                                       /s/ NINA LASERSON DUNN
                                                       ----------------------------
                                                       NINA LASERSON DUNN
                                                       SECRETARY

Parsippany, New Jersey

June 27, 2002

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE. TO VOTE YOUR SHARES, CALL THE TOLL-FREE TELEPHONE NUMBER OR USE THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS ON YOUR PROXY CARD, OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY WILL ASSURE THAT YOUR VOTE IS COUNTED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.
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                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 8, 2002

                            ------------------------

    We are providing these proxy materials in connection with the solicitation of proxies by the board of directors of DRS Technologies, Inc. for DRS' 2002 Annual Meeting of Stockholders to be held on Thursday, August 8, 2002, at 10:00 a.m., local time, at Bear, Stearns & Co., Inc., Auditorium B, Second Floor, 383 Madison Avenue, New York, New York 10179.

    We are sending this proxy statement on or about July 5, 2002 to all stockholders of DRS as of the record date, June 21, 2002. Stockholders who owned DRS' common stock at the close of business on June 21, 2002 are entitled to attend and vote at the meeting. As of May 31, 2002 there were 16,846,462 shares of common stock outstanding.

VOTING AND REVOCATION OF PROXIES

    If your proxy is properly submitted and you do not revoke it, the persons named on the proxy card, or their substitutes, will vote the shares of common stock represented by your proxy in accordance with your directions. You are urged to grant or withhold authority to vote for the nominees for election as directors and to specify your choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy. If you submit a proxy without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the board with respect to other matters.

    The delivery of a proxy does not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of DRS at 5 Sylvan Way, Parsippany, New Jersey 07054, by executing and delivering another proxy dated after the proxy to be revoked or by attending the meeting and voting in person.

VOTING RIGHTS

    You are entitled to one vote for each share of common stock you held on the record date to elect directors and one vote per share on all matters for which a vote of stockholders is required by Delaware law. The presence at the meeting in person or by proxy of a majority of the shares of the common stock shall constitute a quorum for the election of directors and for the transaction of other business at the meeting. If you are present in person or by proxy and you abstain as to any matter or if we have received a broker non-vote on your behalf, your abstention or broker non-vote will not be counted as a vote cast as to the matter to which it relates. Abstentions and broker non-votes will, however, be considered part of the quorum.

                             ELECTION OF DIRECTORS

    The board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Such directors hold office

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for three-year terms and until their successors are elected and qualified. The board is currently comprised of ten directors. The stockholders will elect three Class I directors at the meeting.

    If a quorum of stockholders is present in person or by proxy at the meeting, stockholders will elect directors by a plurality of the votes cast by such holders. A proxy that has properly withheld authority with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The Class II directors, Messrs. Mark N. Kaplan and Ira Albom and General Dennis J. Reimer, will continue to serve until the expiration of their terms in 2003. The Class III directors, Messrs. William F. Heitmann, Eric J. Rosen and C. Shelton James and Admiral Stuart F. Platt, will continue to serve until the expiration of their terms in 2004.

    The following section contains certain information concerning nominees for election at the meeting, as well as the directors whose terms of office will continue after the meeting, including their ages, any positions held with DRS, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the board.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

    Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of common stock that they represent to elect the following persons as Class I directors for three-year terms of office expiring at the 2005 annual meeting of stockholders:

        MARK S. NEWMAN--

        Chairman of the Board, President and Chief Executive Officer of DRS

       Mr. Newman, age 52, became a director in 1988. Mr. Newman, who has been employed by us since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994 Mr. Newman became the President and Chief Executive Officer of DRS and in August 1995 he became Chairman of the Board.
       Mr. Newman is a director of Congoleum Corporation, SSG Precision Optronics, Inc., Opticare Health Systems, Inc., the American Electronics Association, the New Jersey Technology Council and is a member of the Board of Governors of the Aerospace Industries Association.

        THE HONORABLE DR. DONALD C. FRASER--

        Professor, Boston University

       Dr. Fraser, age 61, became a director in 1993. He is Founder and Director of the Boston University Photonics Center and a Professor of Engineering and Physics at that university. From 1991 to 1993 Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988 Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

        THE HONORABLE STEVEN S. HONIGMAN--

        Partner, Thelen Reid & Priest LLP

       Mr. Honigman, age 54, became a director in 1998. Mr. Honigman has been a partner of the law firm of Thelen Reid & Priest LLP since August 1998. Previously, he served as General

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       Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement related litigation and the accomplishment of national security objectives in the context of environmental compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes. Mr. Honigman is a director of The Wornick Company, a producer of combat rations for the Department of Defense.

        CLASS II DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

        MARK N. KAPLAN--

        Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

       Mr. Kaplan, age 72, became a director in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr. Kaplan also serves as a director of American Biltrite Inc., Autobytel, Inc., Grey
       Advertising Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.

        IRA ALBOM--

        Senior Vice President, Teleflex, Inc.

       Mr. Albom, age 73, became a director in February 1997. Mr. Albom has been employed since 1977 by Teleflex, Inc., a defense and aerospace company, and has been Senior Vice President of Teleflex since 1987. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. Since 1987 he has been actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

        GENERAL DENNIS J. REIMER, USA (RET.)--

        Director, National Memorial Institute for the Prevention of Terrorism

       General Reimer, age 63, became a director in 2000. Since April 2000 he has served as Director of the National Memorial Institute for the Prevention of Terrorism, located in Oklahoma City, OK. General Reimer served as the 33rd Chief of Staff, U.S. Army from June 20, 1995 until June 21, 1999. Prior to that he was Commanding General of United States Army Forces Command, Fort McPherson, Georgia. From August 1, 1999 until March 31, 2000 General Reimer served as Distinguished Fellow of the Association of the U.S. Army. General Reimer also serves as a director of Microvision, Inc., Mutual of America and Plato Learning, Inc.

        CLASS III DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

        RADM STUART F. PLATT, USN (RET.)--

       Former President and Chief Executive Officer, Western Marine Electronics Company

       Admiral Platt, age 68, became a director in 1991. From May 1994 until 1999 he served as a Vice President and the President of our Data Systems Group. Admiral Platt also served as President of our wholly owned subsidiary, DRS Precision Echo, Inc., from July 1992 to August 1999. From 1999 to 2000 he was President and Chief Executive Officer of Western Marine Electronics Company, a supplier of commercial sonar systems and underwater

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       protection systems. He currently is Chairman of The Wornick Company, a producer of combat rations for the Department of Defense, and CDCOM, a Washington State based data storage company. Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He also serves as Chairman of The Historic Battleship Society and Chairman of Hydro Wing Hawaii.

        WILLIAM F. HEITMANN--

        Sr. Vice President and Treasurer, Verizon Communications, Inc.

       Mr. Heitmann, age 53, became a director in February 1997. Mr. Heitmann has been employed by Verizon Communications, Inc. since its formation in June 2000 through the merger of Bell Atlantic Corp. and GTE Corp. He was employed by Bell Atlantic Corp. and its predecessors since 1971, serving as a Vice President from 1996 and as Treasurer from June 1999. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Company and President of NYNEX Credit Company. Mr. Heitmann serves as Chairman of Verizon Capital Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund and The Financial Executives Institute and a director of the New York City chapter.

        ERIC J. ROSEN--

        Managing Director, Onex Investment Corp.

       Mr. Rosen, age 41, became a director in August 1998. He is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen also serves as a director of Dura Automotive Systems. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of DRS, are first cousins.

        C. SHELTON JAMES--

        President, C.S. James and Associates

       Mr. James, age 62, became a director in February 1999. Since
       December 2001 he has been CEO of Technisource, Inc., a provider of information technology staffing, outsourced solutions and computer systems. Mr. James is also President of C.S. James and Associates, business advisors, and has served in that position since May 2000. Until June 1999 he served as President of Fundamental Management Corporation, an investment management company. Mr. James was Chairman of the Board of Elcotel, Inc., a public communications company, until February 2000. He serves as a director of Concurrent Computer Corporation, Inc., CSPI, Inc. and Technisource, Inc.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                     VOTE FOR THE ELECTION OF THE NOMINEES.

              PROPOSAL TO AMEND DRS' 1996 OMNIBUS PLAN TO INCREASE
                    THE NUMBER OF SHARES OF DRS COMMON STOCK
               RESERVED FOR ISSUANCE UNDER THE 1996 OMNIBUS PLAN

    Capitalized terms used in this section of the proxy statement will, unless otherwise defined, have the meanings assigned to them in the text of DRS' 1996 Omnibus Plan ("plan").

    The plan was approved by the board of directors on June 17, 1996 and approved by stockholders on August 7, 1996 at the 1996 annual meeting of stockholders.

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    The board approved an amendment to the plan on November 29, 1998 and the stockholders approved the amendment on February 11, 1999 at a special meeting of stockholders. Under the amendment the number of shares of common stock reserved for issuance under the plan was increased by 900,000 shares to an aggregate of 1,400,000 shares. The board approved a further amendment on May 18, 2000 and the stockholders approved the amendment on August 9, 2000 at the 2000 annual meeting of stockholders. Under that amendment the number of shares of common stock reserved for issuance under the plan was increased by 975,000 shares to an aggregate of 2,375,000 shares.

    On May 17, 2002 the board adopted a resolution proposing a further plan amendment to increase the number of shares of common stock reserved for issuance under the plan by 1,500,000 shares to an aggregate of 3,875,000 shares. The increase is required because the number of shares currently available under the plan is insufficient to satisfy our anticipated incentive compensation needs for current and future employees. Since 2000, when the stockholders authorized additional shares to be reserved for issuance under the plan, we have grown significantly, increasing the number of employees eligible for awards under the plan. As of May 31, 2002 options for 2,469,257 shares were granted, of which 200,063 shares were returned to the plan when employees whose grants had not vested terminated employment. As of the same date options for 105,806 shares remain available for issue. Accordingly, the board determined that to keep up with growth resulting from our recent, and possible future, acquisitions, the plan should be amended to increase the number of shares reserved for issuance under the plan.

    The board believes that adoption of the plan amendment would, among other things, enhance stockholders' long-term value by offering opportunities to our employees, directors, officers and consultants to participate in our growth and success, and would encourage them to remain in the service of, and to acquire stock ownership in, DRS. Our equity compensation program enables us to attract, motivate and retain key employees necessary for us to compete in our industry. The plan is an important vehicle that helps to strengthen the overall competitiveness of our compensation packages and enable us to accomplish our strategic objectives. The board believes that existing option grants and stock awards have contributed to our achievements and that the granting of stock options and stock awards for these purposes is comparable with the practices of companies engaged in similar businesses.

    The plan amendment is being presented for stockholders' approval. An amendment to the plan requires approval of a majority of votes cast by stockholders entitled to vote at the meeting. In all other respects the provisions of the plan will remain as approved and adopted by the stockholders at the 1996 annual meeting of stockholders. If approved, the plan amendment would cause the first paragraph of Section 3(a) of the plan to read as follows:

    (a) Shares Available for Awards

           The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 3,875,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in DRS' treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

    The following summary of the material features of the plan (which assumes adoption of the plan amendment) is qualified in its entirety by reference to the complete text of the plan (as proposed to be amended), a copy of which is available by writing to the Secretary, DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054.

    The plan is intended to provide our officers and other employees with appropriate incentives and rewards to encourage them to enter into and continue in our employ and to acquire a proprietary interest in our long-term success; to compensate each member of our board who is not and has never been a DRS employee and to provide to such members of the board incentives which are directly linked to increases in the value of our common stock; and to reward the performance of individual

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officers, other employees, consultants and such members of our board of directors in fulfilling their personal responsibilities for long-range achievements. The board believes that the plan amendment is in the best interests of our stockholders because approval of the plan amendment will enable us to continue to implement effectively the plan and attain the stated goals of the plan. If the plan amendment is not approved, we will soon deplete the number of shares available for grant under the plan.

    It is intended that the awards made under the plan will be eligible for the exception provided by Rule 16b-3 promulgated under the Securities Exchange Act, as amended. In addition, our plan is intended to allow the grant of awards of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and, in the case of Executive Officers, Restricted Stock and Phantom Stock that comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which generally limits the deduction by an employer for compensation of certain covered officers.

GENERAL

    The plan provides for the granting of awards to such of our employees (including our officers, whether or not they are our directors) and consultants as the Stock Option Committee of the board may select from time to time (the Executive Compensation Committee of the board functions as the Stock Option Committee under the plan and shall hereinafter be referred to as the "committee"). Approximately 2,500 employees and consultants are eligible to participate in the plan. The plan also provides for the mandatory granting of Non-Qualified Stock Options to our Non-Employee Directors. Currently, there are nine such directors.

    Assuming adoption of the plan amendment, an aggregate of 3,875,000 shares of common stock will be reserved for issuance under the plan, subject to adjustment as described below. Such shares may be authorized but unissued common stock or authorized and issued common stock held in treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the plan. The total number of shares of common stock subject to awards (including awards paid in cash but denominated as shares of common stock) granted to any participant of the plan during any DRS tax year will not exceed 200,000. In the event that the committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the plan, then the committee will make such equitable changes or adjustments as it deems necessary to the number and kind of shares of common stock which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of common stock subject to each outstanding award, and the exercise price, grant price or purchase price of each award.

    Awards under our plan may be made in the form of:

    - Incentive Stock Options;

    - Non-Qualified Stock Options (Incentive and Non-Qualified Stock Options are collectively referred to as "options" in this section);

    - Stock Appreciation Rights;

    - Restricted Stock;

    - Phantom Stock;

    - Stock Bonuses; or

    - Other Awards.

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    Awards may be granted to such of our officers and other employees and consultants (including employees who are directors) as the committee may select in its discretion. Non-Employee Directors will be granted Non-Qualified Stock Options under the plan in the manner described below.

ADMINISTRATION

    The committee administers the plan. The plan requires that the committee, at all times, consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "disinterested person" within the meaning of Rule 16b-3. The committee is authorized, among other things, to construe, interpret and implement the provisions of the plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the plan; PROVIDED, HOWEVER, that the committee may not exercise discretion under any provision of the plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors to the extent that such discretion is inconsistent with Rule 16b-3.

AWARDS UNDER THE PLAN

    STOCK OPTIONS

    Unless the committee expressly provides otherwise, options granted under the plan are not exercisable prior to one year after the date of grant and become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. The committee determines each option's expiration date; PROVIDED, HOWEVER, that no Incentive Stock Option may be exercised more than ten years after the date of grant. The purchase price per share payable upon exercise of an option (the "option exercise price") is established by the committee; PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the option exercise price may be no less than the Fair Market Value of a share of common stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof:

    - cash;

    - personal, certified or bank cashier's check;

    - wire transfer;

    - with the consent of the committee, by surrender of shares of common stock held at least six months by the Participant and having a Fair Market Value on the date of the exercise equal to the option exercise price; or

    - by such other payment method as the committee may prescribe.

    The committee may specify at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant will be granted a new Non-Qualified Stock Option (a "reload option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or part of an option; PROVIDED, HOWEVER, that no reload option may be granted to a Non-Employee Director. Reload options will be subject to such conditions as may be specified by the committee in its discretion, subject to the terms of the plan.

    The plan provides that a Non-Employee Director who becomes a member of our board subsequent to the Effective Date of the plan (a "subsequent director") will be granted automatically a Non-Qualified Stock Option to purchase 5,000 shares of common stock. On the date of each annual meeting subsequent to the annual meeting immediately following the Effective Date (or, in the case of a subsequent director, subsequent to such subsequent director becoming a member of our board), each Non-Employee Director will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of common stock; PROVIDED, HOWEVER, that in no event may a current Non-Employee Director be granted options to purchase more than 2,500 shares of common stock during any DRS tax year under the plan or any other DRS stock option plan. Non-Qualified Stock Options granted to Non-Employee

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Directors will become fully exercisable on the first anniversary of the grant, and will expire ten years from the date of grant.

    STOCK APPRECIATION RIGHTS

    Stock Appreciation Rights may be granted in connection with all or any part of, or independently of, any option granted under the plan, other than a Non-Qualified Stock Option granted to a Non-Employee Director. A Stock Appreciation Right granted independently of any option will be subject to the same vesting rules as described above for options. A Stock Appreciation Right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a Stock Appreciation Right has the right to surrender the Stock Appreciation Right and receive from us, in cash and/or shares of common stock at our discretion, an amount equal to the excess of the Fair Market Value of a share of common stock over the exercise price of the Stock Appreciation Right for each share of common stock in respect of which such Stock Appreciation Right is being exercised.

    RESTRICTED STOCK

    The committee may grant restricted shares of common stock to such of our employees and consultants, in such amounts, and subject to such terms and conditions as the committee may determine in its discretion. Awards of Restricted Stock granted to our Executive Officers may be contingent on our attainment of one or more pre-established performance goals established by the committee based on our attainment of any one or more of the following performance criteria:

    - a specified percentage return on total stockholder equity;

    - a specified percentage increase in earnings per share of common stock;

    - a specified percentage increase in net income (before or after taxes);

    - a specified percentage increase in earnings before interest, taxes, depreciation and amortization;

    - a specified percentage increase in earnings before interest and income taxes, as adjusted for corporate office overhead expense allocation;

    - a specified percentage increase in revenues;

    - a specified minimum return on assets; or

    - such other criteria as stockholders may approve.

    PHANTOM STOCK

    The committee may grant shares of Phantom Stock to such of our employees and consultants, in such amounts, and subject to such terms and conditions as the committee may determine in its discretion. If the requirements specified by the committee are met, the grantee of such an award will receive an amount of cash and/or shares of our common stock equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to our Executive Officers may be contingent on our attainment of any one or more pre-established performance goals established by the committee based on our attainment of any one or more of the performance criteria described above under "--Awards Under the Plan--Restricted Stock."

    STOCK BONUS

    The committee may grant bonuses comprised of shares of common stock to such of our employees and consultants, in such amounts and subject to such conditions as the committee may determine in its discretion. No Executive Officer will be eligible to receive a Stock Bonus under the plan unless the committee makes a prior determination of eligibility.

    OTHER AWARDS

    Other Awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the plan. Subject to the provisions of the plan, the committee will have the sole and complete authority to determine the employees and consultants to whom and the time or times at which such Other Awards will be granted, the number of shares of common stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards. Upon a Participant's termination of employment with DRS for any reason, all of such Participant's unvested shares of Restricted Stock are forfeited to DRS, unless, if the termination is for any reason other than Cause, the committee determines to permit the Participant to retain such unvested shares. In the event of a forfeiture of shares of Restricted Stock, we will repay the Participant the amount paid, if any, by the Participant for such forfeited shares. Upon a Participant's termination of employment with DRS for any reason, all of such Participant's unvested shares of Phantom Stock are forfeited.

OTHER FEATURES OF THE PLAN

    The plan provides for a stipulated period of exercisability for outstanding options and Stock Appreciation Rights in the event of the termination of a Participant's employment with DRS; this period varies depending on the form of award and reason for termination.

    In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

    The board may suspend, revise, terminate or amend the plan at any time; PROVIDED, HOWEVER, that stockholder approval must be obtained if and to the extent required by Rule 16b-3 and if and to the extent that the board deems it appropriate so as to allow the granting of awards that satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and the requirements applicable to Incentive Stock Options under Section 422 of the Internal Revenue Code; and PROVIDED, FURTHER, that no such action may, without the consent of a Participant, reduce the Participant's rights under any outstanding award.

    Upon a Participant's death, awards may be exercised only by the executor or administrator of the Participant's estate or by a person who acquired such exercise right by will or by the laws of descent or distribution. During a Participant's lifetime, subject to the approval of the committee and such conditions as the committee may prescribe, options may, in certain circumstances, be transferred, assigned or encumbered.

FISCAL 2003 AWARDS

    Inasmuch as awards (other than awards of Non-Qualified Stock Options to Non-Employee Directors) under the plan will be granted at the sole discretion of the committee, it is not possible to determine (except in the case of Non-Employee Directors) the awards that will be made under the plan during fiscal 2003. During fiscal 2002 each of the Non-Employee Directors was granted an option to purchase 2,500 shares of common stock. See "Compensation of Directors." Each such award had a total weighted average fair value of $14,587, calculated using standard application of the Black-Scholes pricing model.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING DISCUSSION IS A BRIEF SUMMARY OF THE PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES UNDER CURRENT FEDERAL INCOME TAX LAWS RELATING TO AWARDS UNDER THE PLAN. THIS SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE EXHAUSTIVE. AMONG OTHER THINGS, THE SUMMARY DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES. IN ADDITION, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES.

    NON-QUALIFIED STOCK OPTIONS

    An optionee will not recognize income at the time of grant of a Non-Qualified Stock Option. At the time of exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income equal to the excess of the Fair Market Value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, in stock, or in part with a note. DRS will be entitled to a deduction in the amount of ordinary income so recognized; PROVIDED, that certain income tax reporting requirements are satisfied.

    INCENTIVE STOCK OPTIONS

    In general, an optionee will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the optionee will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described above.

    The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the optionee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting from such disposition will be capital gain, and any loss recognized will be capital loss. If an optionee recognizes ordinary income on exercise of an Incentive Stock Option or as a result of a disposition of the shares acquired on exercise, DRS will be entitled to a deduction in the same amount; PROVIDED, that certain income tax reporting requirements are satisfied.

    RESTRICTED STOCK

    A grantee of Restricted Stock is not required to include the value of such shares of common stock in ordinary income until the shares are no longer subject to a substantial risk of forfeiture (I.E., they become vested), unless the grantee elects under Section 83(b) of the Internal Revenue Code to be taxed on receipt of the shares. In either case, the amount of such income will be equal to the excess, if any, of (i) the Fair Market Value of the shares at the time the income is recognized over (ii) the amount, if any, paid for such shares. DRS will be entitled to a deduction in the amount of ordinary income so recognized, PROVIDED, that certain income tax reporting requirements are satisfied.

    STOCK APPRECIATION RIGHTS, PHANTOM STOCK AND STOCK BONUSES

    The grant of a Stock Appreciation Right or Phantom Stock award will not result in income for the grantee or in a tax deduction for DRS at the time of grant. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the cash and/or shares received, and DRS generally will be entitled to a tax deduction in the same amount, PROVIDED, that certain income tax reporting requirements are satisfied. A Stock Bonus generally will result in compensation income for the grantee, and a tax deduction for DRS, equal to the Fair Market Value of the shares of common stock granted; PROVIDED, that certain income tax reporting requirements are satisfied.

    OTHER AWARDS

    The tax treatment of an Other Award depends on the terms of such award. In general, if the award is payable in cash, the grantee will recognize ordinary income at the time of payment. In general, if the award is payable in shares of common stock, the grantee will recognize ordinary income at the time such shares are no longer subject to a substantial risk of forfeiture in an amount equal to the Fair

Market Value of the shares on that date, unless the grantee elects under
Section 83(b) of the Internal Revenue Code to be taxed on receipt of the shares in an amount equal to the Fair Market Value of the shares on the date of receipt. In general, DRS will be entitled to a deduction in the same amount, and at the same time, as ordinary income is recognized, PROVIDED, that certain income tax reporting requirements are satisfied.

    CAPITAL GAIN OR LOSS ON SALE OR EXCHANGE OF PLAN SHARES

    In general, gain or loss from the sale or exchange of shares granted or awarded under the plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option, an optionee generally will be required to recognize ordinary income upon such sale or exchange.

    PARACHUTE PAYMENTS

    Where payments to certain employees that are contingent on a change in control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20% excise tax on, and the corporation or the entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the committee, in its discretion, grants an Incentive Award, the vesting or exercisability of which is accelerated by a change in control of DRS, such accelerated vesting or exercisability would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain employees.

    PERFORMANCE BASED COMPENSATION

    Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. DRS' plan has been designed to allow the committee to make awards under the plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and, in the case of Executive Officers, Restricted Stock and Phantom Stock that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

    Performance goals under the plan for purposes of the performance-based compensation exception are based upon the performance criteria described under "--Awards Under the Plan--Restricted Stock."

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
           YOU VOTE FOR THE PROPOSAL TO AMEND THE 1996 OMNIBUS PLAN.

         APPROVING THE AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

    On May 17, 2002 the board approved the proposed amended and restated DRS Technologies, Inc. Incentive Compensation Plan ("ICP") subject to stockholder approval. A copy of the ICP is attached as Annex A to this proxy statement. The ICP is another important vehicle that will help to strengthen the overall competitiveness of our compensation packages and enable us to accomplish our strategic objectives. The board believes that incentive compensation awards have contributed to our achievements and that the award of compensation for these purposes is comparable with the practices of companies in similar businesses. Approval of the ICP requires the vote of the majority of votes cast by stockholders entitled to vote at the meeting.

    The purpose of the ICP is to motivate key executives to achieve our strategic and financial goals and to perform to the best of their abilities. The ICP accomplishes this by paying awards only after the achievement of specified goals that were set at the beginning of a year as determined by the Executive Compensation Committee functioning as the committee under the ICP.

    The ICP also is designed to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. The ICP provides that grants of incentive compensation may be made based upon "performance factors." Performance factors applicable to awards that are intended to be exempt from the limitations of Section 162(m) are specified levels of, or increases or decreases in, DRS' or any business unit's, subsidiary's or product line's: net income (before or after taxes), operating income, gross margin, earnings before all or any of interest, taxes, depreciation and/or amortization, revenue, unit sales, bookings, cash flow, free cash flow, return on equity, return on assets, return on capital (including return on invested capital), earnings from continuing operations, cost reduction goals or levels of expenses, costs or liabilities, market share, asset management, growth by mergers and acquisitions or customer satisfaction.

    The board or the committee may alter, amend, suspend or terminate the ICP at any time; PROVIDED, HOWEVER, that stockholder approval must be obtained when such approval is required in order for the ICP to continue to comply with
Section 162(m) of the Internal Revenue Code. No amendment shall affect adversely any participant under any award following the end of the performance period to which such award relates. The committee's discretion to increase or decrease the amount of an award shall not be deemed an amendment of the ICP.

    Participants in the ICP will be executive officers or other key management employees of DRS or any of its subsidiaries who are selected by the committee. The committee has sole discretion to determine amounts that may be received by participants in the ICP. The committee will identify threshold or minimum performance levels for payment of awards below which no award will be paid, target performance levels at which 100% of the targeted award will be paid, and, other than for covered officers whose compensation is subject to
Section 162(m), maximum performance levels at which a specified percentage greater than 100% of the targeted award, as determined by the committee, is achieved. However, the ICP limits actual awards to a maximum of $2 million per person in any performance period.

    If a participant terminates employment before the end of the performance period in which the incentive compensation is to be earned, the participant will not receive an award for that period (even if the performance goals are actually achieved). The only exception is that if termination of employment is due to death, retirement or disability, or by DRS without cause, as defined in the ICP, the participant will receive a pro rata portion of the award he or she would have received based on the number of days the participant was employed during the performance period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO
          ADOPT THE AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN.

     RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The board has appointed KPMG LLP as our independent public accountants for the year ending March 31, 2003. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the board will reconsider its appointment of KPMG as independent certified public accountants for the year ending March 31, 2003.

    We have been advised by KPMG that neither that firm nor any of its associates has any relationship with DRS or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

DISCLOSURE OF AUDITOR FEES

    The following is a description of the fees billed to us by KPMG for fiscal year ended March 31, 2002:

    AUDIT FEES: Audit fees billed to us by KPMG in connection with KPMG's review and audit of our annual financial statements for the year ended
March 31, 2002 and KPMG's review of our interim financial statements included in our Quarterly Reports on Form 10-Q during the year ended March 31, 2002 totaled $685,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: We did not engage KPMG to provide advice to us regarding financial information systems design and implementation during the year ended March 31, 2002.

    ALL OTHER FEES: Fees billed to us by KPMG during the year ended March 31, 2002 for all other non-audit services rendered to us totaled approximately $844,000, of which $582,000 was in connection with tax compliance and $262,000 was in connection with the issuance of letters to underwriters, review of registration statements and issuance of consents.

    KPMG will have a representative at the meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT
                OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows as of May 31, 2002 the number of shares of common stock beneficially owned by each director and nominee, each executive officer and by all of our directors, nominees and executive officers as a group.

                                COMMON STOCK(A)

                                                                                 PERCENT
                                                               SHARES            OF CLASS
                                                              --------           --------
Mark S. Newman..............................................  474,418(b)(c)(d)     2.8
Ira Albom...................................................   27,000(c)             *
Donald C. Fraser............................................   15,000(c)             *
William F. Heitmann.........................................   11,000(c)             *
Steven S. Honigman..........................................       --(c)             *
C. Shelton James............................................    5,686(c)             *
Mark N. Kaplan..............................................   16,000(c)             *
Stuart F. Platt.............................................   83,150(c)             *
Dennis J. Reimer............................................    5,000(c)             *
Eric J. Rosen...............................................   10,000(c)             *
Paul G. Casner, Jr..........................................   59,130(c)             *
Nina Laserson Dunn..........................................   28,571(c)             *
Robert F. Mehmel............................................   12,500(c)             *
Richard A. Schneider........................................   36,260(b)(c)          *
All directors, nominees and executive officers as a group
  (14 persons)..............................................  783,715(b)(c)(d)     4.8

------------------------

*   Less than 1%.

(a) As of May 31, 2002 there were 16,846,462 shares of common stock outstanding. Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of common stock indicated opposite such beneficial owner's name.

(b) Does not include 6,532 shares of common stock held by the trustee of our Retirement/Savings Plan. Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

(c) Includes shares of common stock that might be purchased upon exercise of options that were exercisable on May 31, 2002 or within 60 days thereafter, as follows: Mr. Newman, 362,500 shares; Mr. Albom, 15,000 shares;
    Dr. Fraser, 15,000 shares; Mr. Heitmann, 10,000 shares; Mr. Honigman, 0 shares; Mr. James, 4,530 shares; Mr. Kaplan, 15,000 shares; Admiral Platt, 72,500 shares; General Reimer, 5,000 shares; Mr. Rosen, 10,000 shares;
    Mr. Casner, 32,500 shares; Ms. Dunn, 17,500 shares; Mr. Mehmel, 12,500 shares; Mr. Schneider, 27,750 shares; and all directors, nominees and executive officers as a group, 599,780 shares.

(d) Includes 4,800 shares of common stock held by Mr. Newman as custodian for his daughter, over which Mr. Newman has sole voting and investment power, and 50,000 shares of common stock the receipt of which has been deferred by Mr. Newman.

    The following table sets forth certain information, as of May 31, 2002, with respect to each person, other than our directors, nominees and executive officers, which has advised us that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of more than five percent of a class of our voting securities. Such information has been derived from statements on Schedule 13D or 13G filed with the Securities and Exchange Commission ("Commission") by the person(s) listed below.

                                                               AMOUNT AND
                                                               NATURE OF
NAME AND ADDRESS                                               BENEFICIAL    PERCENT
OF BENEFICIAL OWNER                                            OWNERSHIP     OF CLASS
-------------------                                           ------------   --------
Lancer Partners, Limited Partnership (f/k/a Lancer
  Partners,.................................................   1,728,900(a)    10.3
L.P., a New York limited partnership)
475 Steamboat Road
Greenwich, CT 06930

Candlewood Capital Management, LLC..........................     922,645(b)     5.5
17 Hulfish Street
Princeton, NJ 08540

------------------------

(a) Consists of 1,151,350 shares of common stock held by Lancer Offshore, Inc. ("Lancer Offshore"), a private investment company, 549,750 shares of common stock held by Lancer Partners, LP ("Lancer Partners"), a private investment limited partnership, and 27,800 shares of common stock held by Michael Lauer. We have been advised that Mr. Lauer has sole voting power and sole dispositive power with respect to 27,800 shares. Mr. Lauer serves as the general partner of Lancer Partners and is the managing partner of Lancer Offshore. We have been advised that Mr. Lauer also has sole voting and dispositive authority over the shares held by Lancer Partners and Lancer Offshore with respect to a total of 1,701,100 shares.

(b) We have been advised that Candlewood Capital Management, LLC, acting as an investment advisor, has sole voting and dispositive power with respect to 922,645 shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of the outstanding shares of our common stock, to file reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock with the

Commission and each securities exchange on which our common stock is traded. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of Forms 3 and 4 and amendments furnished to us during fiscal 2002 and upon a review of Forms 5 and amendments furnished to us with respect to fiscal 2002, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that no director, executive officer or holder of more than 10% of the outstanding shares of common stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2002.

                 THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

    The board of directors held eight meetings and approved certain matters by unanimous written consent during fiscal 2002. Each director attended at least 75% of the meetings of the board or meetings of the committees on which the director served during the period of his service as a director. The board has an Audit Committee, an Executive Compensation Committee and an Ethics Committee with the following areas of responsibility:

        The Audit Committee oversees and reports to the board concerning our general policies and practices with respect to accounting, financial reporting and internal controls as well as such policies and practices of our subsidiaries. It also recommends appointment of our independent auditors and maintains a direct exchange of information between the board and the independent auditors. The Audit Committee operates under a written charter adopted by the board, a copy of which is attached as Annex B to this proxy statement. The members of the Audit Committee are Dr. Fraser and Messrs. Heitmann, James and Rosen. The Audit Committee held four meetings during fiscal 2002. The report of the Audit Committee is set forth below.

        The Executive Compensation Committee establishes policies and programs that govern the compensation of our chief executive officer and other executive officers and administers our 1991 Stock Option Plan and the 1996 Omnibus Plan. The members of the Executive Compensation Committee are Admiral Platt and General Reimer and Messrs. Albom, Honigman and Kaplan. The Executive Compensation Committee held two meetings and approved certain matters by unanimous written consent during fiscal 2002. The report of the Executive Compensation Committee is set forth below.

        The Ethics Committee provides oversight with respect to issues involving compliance with law and our ethics program. During fiscal 2002 the Ethics Committee was comprised of Messrs. Newman and Honigman, Ms. Dunn, Executive Vice President, General Counsel and Secretary of the Company (ex officio), and General Reimer.

COMPENSATION OF DIRECTORS

    Directors who are our employees or employees of our subsidiaries do not receive directors' fees. Each director who is not our employee receives as compensation for his services a fee of $7,500 per quarter, plus a fee of $2,500 for each meeting of the board attended. Directors who also serve on committees of the board receive an additional $1,250 ($2,000 as to committee chairmen) for services rendered in connection with committee meetings attended which are not held on the same day as meetings of the full board.

    During fiscal 2002 we paid Admiral Platt to provide consulting services to us in connection with new business initiatives. Such consulting services were provided to us on an as-requested basis, for a fee of $2,000 per day plus approved travel and miscellaneous expenses. During fiscal 2002 total remuneration paid to Admiral Platt under this arrangement approximated $32,000.

    On February 7, 1996 the then-existing stock option committee of the board adopted, and the board ratified, resolutions which instituted an arrangement under our 1991 Stock Option Plan by which each director who was not or has never been our employee or an employee of one of our subsidiaries (a "non-employee director") as of such date would be (a) immediately granted a non-qualified stock option to purchase 5,000 shares of common stock and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a non-qualified stock option to purchase 2,500 shares of common stock. Our stockholders approved these resolutions on August 7, 1996. Under our 1996 Omnibus Plan the non-employee directors described above are eligible to receive grants of options to purchase 2,500 shares of common stock on the dates described above. However, provisions in each of the resolutions and the 1996 Omnibus Plan state that a non-employee director may not be granted options to purchase more than 2,500 shares of common stock under the 1996 Omnibus Plan or any other stock option plan during any tax year, thus avoiding any potential for overlap.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We currently lease a building at 138 Bauer Drive, Oakland, New Jersey owned by LDR Realty Co., a partnership that was wholly owned, in equal amounts, by David E. Gross, our co-founder and the former President and Chief Technical Officer, and the late Leonard Newman, our co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary and the father of Mark Newman, our current Chairman of the Board, President and Chief Executive Officer. The renegotiated lease agreement at a monthly rental of $21,152 expires on April 30, 2007. We are required to pay all real estate taxes and are responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. We believe that this lease was consummated on terms no less favorable than those that we could have obtained from an unrelated third party in a transaction negotiated on an arm's-length basis. Following Leonard Newman's death in November 1998, Mrs. Ruth Newman, the wife of Leonard Newman and the mother of Mark Newman, succeeded to Leonard Newman's interest in LDR Realty Co.

    Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mark N. Kaplan, a member of our Board, is of counsel, provided legal services to us during the 2002 fiscal year.

    Kronish Lieb Weiner & Hellman LLP, a law firm of which Alison Newman, sister of Mark Newman, is a partner, provided legal services to us during the 2002 fiscal year.

    See "Compensation of Directors" above.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to DRS for the fiscal years ended March 31, 2002, 2001 and 2000, of those persons who were, at March 31, 2002, (i) the chief executive officer and (ii) the four most highly compensated executive officers other than the chief executive officer (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION (A)            LONG-TERM COMPENSATION
                               ----------------------------------   -----------------------------
                                                                                    ALL OTHER
                                                                                 COMPENSATION($)
 NAME AND PRINCIPAL POSITION   FISCAL YEAR   SALARY($)   BONUS($)   OPTIONS(#)      (B)(C)(D)
 ---------------------------   -----------   ---------   --------   ----------   ----------------
Mark S. Newman...............     2002        625,000    717,500    90,000 (e)        34,529
Chairman of the Board,            2001        555,000    505,000    90,000 (e)        32,345
  President & Chief Executive
    Officer                       2000        475,000    415,000    90,000 (e)        30,816

Paul G. Casner, Jr...........     2002        392,000    415,800    50,000 (e)        23,994
Executive Vice President,         2001        350,000    248,000    40,000 (e)        20,824
  Chief Operating Officer         2000        300,000    175,000    30,000 (e)        16,979

Nina Laserson Dunn...........     2002        300,000    275,500    30,000 (e)        18,698
Executive Vice President,         2001        280,000    169,600    30,000 (e)        17,187
  General Counsel & Secretary     2000        260,000    154,200    30,000 (e)        16,266

Robert F. Mehmel (f).........     2002        317,885    310,750    30,000 (e)        14,042
Executive Vice President,         2001         69,808          0    50,000 (g)           563
  Business Operations &
    Strategy

Richard A. Schneider.........     2002        261,000    275,500    30,000 (e)        15,485
Executive Vice President,         2001        233,000    169,600    30,000 (e)        14,069
  Chief Financial Officer         2000        220,000    154,200    30,000 (e)         7,696

------------------------

(a) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 2002, 2001 and 2000, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities and Exchange Commission earned by the Named Officers.

(b) Includes the amounts of employer contributions to our Retirement/Savings Plan (see "Retirement/ Savings Plan") in the fiscal years ended March 31, 2002, 2001 and 2000, respectively, in the accounts of the Named Officers, as follows: Mr. Newman, $6,062, $4,872 and $4,250; Ms. Dunn, $6,062, $4,872 and
    $4,250; Mr. Casner, $6,062; $4,872 and $4,250; Mr. Mehmel, $6,062, $0 and
    $0; and Mr. Schneider, $6,062, $4,872 and $4,250.

(c) Includes the fixed annual amounts, computed on a fiscal year basis, provided by DRS for the benefit of the Named Officers, to reimburse them for the amounts of medical and hospital expenses they actually incurred which are not covered or paid to them under our group medical and hospitalization plans during the fiscal years ended March 31, 2002, 2001 and 2000, respectively, as follows: Mr. Newman, $10,000, $10,000 and $10,000;
    Ms. Dunn, $7,500, $7,500 and $7,500; Mr. Casner, $7,500, $7,500 and $5,625;
    Mr. Mehmel, $7,500, $563 and $0; and Mr. Schneider, $7,500, $7,500 and
    $1,877.

(d) We pay the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, we pay premiums on policies maintained in connection with our

    Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan" below). Under certain of the life insurance policies, DRS is a beneficiary to the extent of the premiums paid. The economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 2002, 2001 and 2000, respectively, were as follows: Mr. Newman, $18,467, $17,474 and $16,566; Ms. Dunn, $5,136, $4,815 and $4,516;
    Mr. Casner, $10,432, $8,452 and $7,104; Mr. Mehmel, $480, $0 and $0; and
    Mr. Schneider, $1,923, $1,697 and $1,569.

(e) Represents non-qualified stock options to purchase shares of common stock under our 1996 Omnibus Plan. Those options, with grant dates of November 16, 2001, November 24, 2000 and November 10, 1999, respectively, become exercisable on the first four anniversaries of the dates of grant at 25% per year.

(f) Mr. Mehmel's employment commenced on January 8, 2001.

(g) Represents non-qualified stock options to purchase shares of common stock under our 1996 Omnibus Plan. Those options, with a grant date of January 8, 2001, become exercisable on the first four anniversaries of the date of grant at 25% per year.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

    In November 1996 we entered into an agreement with Mr. Newman (the "Employment Agreement"), which provides for severance benefits in the event of
(i) termination of his employment by DRS other than for cause, (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro-rata portion of the bonus earned for the previous fiscal year. In the event of a change in control, the severance benefit would be equal to 2.99 times Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, we also would be required to provide outplacement assistance to Mr. Newman. In addition, all stock options granted to Mr. Newman would immediately vest and would become exercisable during the twelve
(12) month period following termination.

    In April 1997 we entered into an agreement with Ms. Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of
(i) termination of her employment by DRS other than for cause, (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.99 times
Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, we also would be required to provide outplacement assistance to Ms. Dunn. In addition, all stock options granted to Ms. Dunn would immediately vest and would become exercisable during the twelve (12) month period following termination.

    In February 1999 we entered into an agreement with Mr. Schneider (the "Schneider Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause,
(ii) termination of the Schneider Employment Agreement by Mr. Schneider for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Schneider's base salary plus the bonus earned in the previous fiscal year. In either case, we would also be required to provide outplacement assistance to Mr. Schneider. In addition, all stock options granted to Mr. Schneider would immediately vest and would become exercisable during the twelve (12) month period following termination.

    In August 2000 we entered into an agreement with Mr. Casner (the "Casner Employment Agreement"), which provides for severance benefits in the event of
(i) termination of his employment by DRS other than for cause, (ii) termination of the Casner Employment Agreement by Mr. Casner for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve
(12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Casner's base salary plus the bonus earned in the previous fiscal year. In either case, we would also be required to provide outplacement assistance to Mr. Casner. In addition, all stock options granted to Mr. Casner would immediately vest and would become exercisable during the twelve (12) month period following termination.

    In June 2002 we entered into an agreement with Mr. Mehmel (the "Mehmel Employment Agreement"), which provides for severance benefits in the event of
(i) termination of his employment by DRS other than for cause, (ii) termination of the Mehmel Employment Agreement by Mr. Mehmel for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve
(12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Mehmel's base salary plus the bonus earned in the previous fiscal year. In either case, we would also be required to provide outplacement assistance to Mr. Mehmel. In addition, all stock options granted to Mr. Mehmel would immediately vest and would become exercisable during the twelve (12) month period following termination.

RETIREMENT/SAVINGS PLAN

    The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to our Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 100% vested after completion of three years of service.

MEDICAL REIMBURSEMENT PLAN

    At the beginning of each calendar year, we accrue fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered under our group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in the officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by DRS to the medical insurance carrier.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    On February 1, 1996 we established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Named Officers. Pursuant to the SERP, we will provide retirement benefits to each key executive, based on years of service and final average annual compensation, in accordance with the benefit class to which such executive is assigned by the Executive Compensation Committee, as defined in the SERP. In addition, we advance premiums for life insurance policies, which provide a pre-retirement death benefit equal to five times the participant's salary at time of death. In the event of a change in control, as defined in the SERP, benefits become fully vested. The SERP is non-contributory and unfunded.

    The following table sets forth the estimated annual benefits payable upon retirement to the Named Officers.

                             PENSION PLAN TABLE (A)

    FINAL AVERAGE
  COMPENSATION (B)      BENEFIT CLASS      10         15         20          25           30
  ----------------      -------------   --------   --------   --------   ----------   ----------
     $  250,000               A         $ 75,000   $ 93,750   $112,500   $  131,250   $  150,000
                              B           50,000     68,750     87,500      106,250      125,000

        500,000               A          150,000    187,500    225,000      262,500      300,000
                              B          100,000    137,500    175,000      212,500      250,000

        750,000               A          225,000    281,250    337,500      393,750      450,000
                              B          150,000    206,250    262,500      318,750      375,000

      1,000,000               A          300,000    375,000    450,000      525,000      600,000
                              B          200,000    275,000    350,000      425,000      500,000

      1,250,000               A          375,000    468,750    562,500      656,250      750,000
                              B          250,000    343,750    437,500      531,250      625,000

      1,500,000               A          450,000    562,500    675,000      787,500      900,900
                              B          300,000    412,500    525,000      637,500      750,000

      1,750,000               A          525,000    656,250    787,500      918,750    1,050,000
                              B          350,000    481,250    612,500      743,750      875,000

      2,000,000               A          600,000    750,000    900,000    1,050,000    1,200,000
                              B          400,000    550,000    700,000      850,000    1,000,000

------------------------

(a) This table sets forth the annual benefit that would be payable to the Named Officer for life, at normal retirement age (65), including income resulting from amounts contributed by DRS to the 401(k) and social security benefits. A retiring employee may elect to receive a reduced retirement benefit with joint and survivor rights and/or a period-certain benefit.

(b) Defined as the employee's average annual salary over the last 36 months of employment. Covered compensation under the SERP is the amount described as "Salary" in the Summary Compensation Table above.

(c) As of May 31, 2002 the Named Officers have been credited with the following years of service: Mr. Newman, 29 years; Mr. Casner, 11 years; Ms. Dunn,
    10 years; Mr. Mehmel, 1 year; and Mr. Schneider, 14 years.

                                 STOCK OPTIONS

    The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                -------------------------------------------------------       ANNUAL RATES OF
                                 NUMBER OF      % OF TOTAL                                      STOCK PRICE
                                 SECURITIES      OPTIONS                                     APPRECIATION FOR
                                 UNDERLYING     GRANTED TO                                    OPTION TERM ($)
                                  OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION   -----------------------
NAME                            GRANTED (#)    FISCAL 2002    PRICE ($/SH)      DATE        5%(A)        10%(A)
----                            ------------   ------------   ------------   ----------   ----------   ----------
Mark S. Newman................    90,000(b)       14.29%         $33.96       11/15/11    $3,020,191   $6,619,556
Paul G. Casner, Jr............    50,000(b)        7.94%         $33.96       11/15/11    $1,677,884   $3,677,531
Nina Laserson Dunn............    30,000(b)        4.76%         $33.96       11/15/11    $1,006,730   $2,206,519
Robert F. Mehmel..............    30,000(b)        4.76%         $33.96       11/15/11    $1,006,730   $2,206,519
Richard A. Schneider..........    30,000(b)        4.76%         $33.96       11/15/11    $1,006,730   $2,206,519

--------------------------

(a) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price.

(b) The options were granted on November 16, 2001 for shares of common stock under the 1996 Omnibus Plan at an exercise price at the fair market value of the common stock on the date of grant. The options become exercisable on the first four anniversaries of the date of grant at 25% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 2002 as well as the unexercised options to purchase DRS common stock granted through March 31, 2002 under our 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                             SHARES                                                      VALUE OF UNEXERCISED IN-
                            ACQUIRED                       NUMBER OF UNEXERCISED           THE-MONEY OPTIONS AT
                               ON                        OPTIONS AT MARCH 31, 2002        MARCH 31, 2002 ($)(A)
                            EXERCISE        VALUE       ----------------------------   ----------------------------
NAME                           (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                       -----------   ------------   -----------   --------------   -----------   --------------
Mark S. Newman...........    112,500      $2,561,059      362,500        315,000       $11,345,250     $7,696,913
Paul G. Casner, Jr.......     35,000      $  803,144       32,500        102,500       $1,015,094      $1,981,563
Nina Laserson Dunn.......     42,500      $  980,338       17,500         75,000       $  535,375      $1,622,138
Robert F. Mehmel.........         --              --       12,500         67,500       $  349,375      $1,272,825
Richard A. Schneider.....     30,000      $  511,278       27,750         71,250       $  876,909      $1,491,076

--------------------------

(a) Based on the difference between the exercise price of each grant and the closing price on the American Stock Exchange-Composite Transactions of DRS common stock on March 31, 2002, which was $41.45.

EQUITY COMPENSATION PLANS

    Shown below is information with respect to DRS common stock that may be issued upon exercise of options under all of our existing equity compensation plans as of March 31, 2002.

                           EQUITY COMPENSATION PLANS

                                                                                   # OF SECURITIES
                                                                                 REMAINING AVAILABLE
                                                                                 FOR FUTURE ISSUANCE
                                     # OF SECURITIES                                 UNDER EQUITY
                                    TO BE ISSUED UPON     WEIGHTED AVERAGE        COMPENSATION PLANS
                                       EXERCISE OF        EXERCISE PRICE OF     (EXCLUDING SECURITIES
PLAN CATEGORY                      OUTSTANDING OPTIONS   OUTSTANDING OPTIONS   REFLECTED IN COLUMN (A))
-------------                      -------------------   -------------------   ------------------------
                                           (A)                   (B)                     (C)
Approved by stockholders.........       1,905,268(a)           $18.47                   102,306
Not approved by stockholders
  (b)............................         250,000(c)           $10.44                        --

--------------------------

(a) Includes 50,000 shares of common stock the issuance and receipt of which were deferred by Mr. Newman following the exercise of certain options.

(b) Excluded from plans not approved by stockholders are 7,552 stock options that we assumed in connection with an acquisition in fiscal 1999. Such options have a weighted average exercise price of $18.51. There are no such securities remaining for future issuance.

(c) Represents stock options granted to Mr. Newman by the board on October 26, 1998. Such stock options were granted to Mr. Newman by the board in its discretion and not pursuant to any equity compensation plan.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Executive Compensation Committee are Messrs. Albom, Honigman, Kaplan and Admiral Platt and General Reimer. None of the foregoing individuals is currently an officer or an employee of DRS. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mr. Kaplan is of counsel, provided legal services to us during our 2002 fiscal year. Admiral Platt, a former employee of DRS, provided consulting services to us during our 2002 fiscal year. Although Mr. Newman made recommendations to the committee with regard to the compensation of the other executive officers, including the other Named Officers, he did not participate in the committee's deliberations with respect to his own compensation.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      IN ACCORDANCE WITH THE RULES OF THE SEC, THE REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO
    BE "FILED" WITH THE SEC AND SHALL NOT BE DEEMED TO BE INCORPORATED BY
     REFERENCE IN ANY OF OUR COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
       WHETHER MADE BEFORE OR AFTER THIS FILING AND IRRESPECTIVE OF ANY
                       GENERAL LANGUAGE TO THE CONTRARY.

    The Executive Compensation Committee administers DRS' senior management compensation program. The Committee is responsible for the establishment, approval and oversight of the total compensation and benefit policies, plans, programs and agreements for senior management and consists entirely of nonemployee directors who are not eligible to participate in the management compensation program.

    DRS' executive compensation program is intended to attract, retain and motivate key executives critical to our profitability, growth and return to shareholders. The goal of the Committee is to develop compensation policies and practices that encourage and reward executive efforts to create shareholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by providing for compensation opportunities that are comparable to those offered by similar companies, rewarding long-term strategic management and the enhancement of stockholder value and creating a performance-oriented environment.

    Compensation packages consist of cash, certain benefits and equity-based compensation. We offer competitive base salaries that reflect individual performance and level of responsibility and are related to compensation paid by companies in our industry of similar size and located in similar geographic areas. Annual bonuses, when given, are linked to the financial performance of DRS and its subsidiaries as a whole, job performance and the meeting of the individual's specified goals. The other components of our compensation packages focus on performance, rewarding profitability and growth in stockholder value and delivering competitive levels of compensation.

    The Executive Compensation Committee consulted with Lyons, Benenson and Company, Inc., an independent compensation consulting firm, to assist in the design, assessment and implementation of the compensation program. The Committee reviewed the compensation program with Lyons, Benenson to ensure that our program continues to accomplish our objectives.

    Compensation paid to the executive officers consists primarily of salary, performance-based incentives and awards of stock options. Payment of incentives and awards of stock options are directly related to corporate and individual performance, as well as business unit performance, where relevant. With the consultants' guidance, the Committee reviewed changes in DRS' and its business units' overall financial results over time, as well as similar data for comparable companies to the extent available. Mark S. Newman, our Chief Executive Officer, presented to the Committee his assessment of executives, their accomplishments, and individual and corporate performance.

    Mr. Newman's compensation was based on the policies described above. The Executive Compensation Committee considered the compensation provided to chief executive officers and other members of senior management of comparable companies as well as Mr. Newman's strategic, financial and leadership skills. Mr. Newman's bonus award for fiscal 2002 was computed on the basis of a formula that applied a weighted performance factor to a target award established for his salary level. The weighted performance factor was derived as a result of Mr. Newman's achievement of certain individual and company performance targets including, but not limited to, the achievement of a certain level of revenues, operating income, bookings and return on invested capital for fiscal 2002. The Committee determined that Mr. Newman had continued to lead DRS successfully during an ever-changing and intensely competitive environment, including the integration of a strategic acquisition and through implementation of an equity offering.

    Base salary and bonus awards for the other executive officers were computed by the Executive Compensation Committee on a basis similar to that used for the Chief Executive Officer using specific target awards that had been established for each individual's salary level.

    In addition to the bonuses payable under the regular incentive bonus plan, the Committee determined to award a special additional bonus aggregating $500,000 to the senior executive corporate officers in recognition of the outstanding results of the equity offering of $113,600,000.

    In making its determination of salary increases, regular bonus awards and the special bonuses the Committee considered the advice of Lyons, Benenson.

    DRS' 1996 Omnibus Plan is designed to give the Committee (functioning as the Stock Option Committee under the 1996 Omnibus Plan) the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which DRS competes for executive talent. Such awards are integral components of our compensation packages, and are intended to provide executive officers with strong incentive to increase DRS' value. The 1996 Omnibus Plan permits the payment of certain incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code.

    Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the chief executive officer and the four most highly compensated executive officers (the "covered employees") in excess of the statutory minimum of $1 million per covered employee. Compensation which is "performance based" is not subject to this statutory minimum on deductibility. The Committee's general policy is, where feasible, to structure the compensation paid to the covered employees so as to allow it to qualify as "performance based" compensation; however, the Committee retains the flexibility, where necessary to promote incentive and retention goals, to pay compensation which may not qualify as "performance based" compensation.

    The Board may, at its discretion, grant equity-based compensation awards, subject to certain regulatory restrictions.

        The Executive Compensation Committee:

        Mark N. Kaplan, Chairman

        Ira Albom

        Steven S. Honigman

        Stuart F. Platt

        Dennis J. Reimer

                         REPORT OF THE AUDIT COMMITTEE

IN ACCORDANCE WITH THE RULES OF THE SEC, THE REPORT OF THE AUDIT COMMITTEE SHALL
  NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY OF OUR COMPANY'S
FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE
     ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THIS FILING AND
             IRRESPECTIVE OF ANY GENERAL LANGUAGE TO THE CONTRARY.

    The Audit Committee acts under a written charter, which was adopted by the board of directors in its current form on May 17, 2002. The charter sets forth the committee's responsibilities and duties, as well as requirements for the committee's composition and meetings. The Audit Committee assists the board in oversight of the quality and integrity of DRS' accounting, auditing, and financial reporting practices. The committee also recommends to the board the selection of independent auditors.

    The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange).

    Management is responsible for DRS' internal controls and financial reporting process. The independent accountants are responsible for performing an independent examination of DRS' annual consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for issuing a report thereon.

    In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended March 31, 2002 with management and the independent auditors. The committee also discussed with DRS' independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, COMMUNICATION WITH AUDIT COMMITTEES,and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

    The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and DRS that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and considered the compatibility of non-audit services with the auditors' independence, and satisfied itself as to the auditors' independence.

    Based on the above-mentioned review and discussions with management and the independent auditors as described in this report, and subject to the limitation on the role and responsibilities of the Audit Committee, the committee recommended to the board of directors that the audited consolidated financial statements be included in DRS' Annual Report on Form 10-K for the fiscal year ended March 31, 2002 to be filed with the Securities and Exchange Commission.

        The Audit Committee:

        William F. Heitmann, Chairman

        Donald C. Fraser

        C. Shelton James

        Eric J. Rosen

                               PERFORMANCE GRAPH

  IN ACCORDANCE WITH THE RULES OF THE SEC, THE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC AND SHALL NOT
BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY OF OUR COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934,
  AS AMENDED, WHETHER MADE BEFORE OR AFTER THIS FILING AND IRRESPECTIVE OF ANY
                       GENERAL LANGUAGE TO THE CONTRARY.

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on DRS common stock against the total return of the AMEX Market Index, the NYSE Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG DRS TECHNOLOGIES, INC. ("DRS") COMMON STOCK,
          AMEX MARKET INDEX, NYSE MARKET INDEX** AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        1997   1998    1999    2000    2001    2002
DRS TECHNOLOGIES, INC.   100  130.59   75.29   93.53  148.14  390.12
PEER GROUP               100  149.43  140.07   79.81   86.14  115.84
AMEX MARKET INDEX        100  130.62   123.6  174.79  147.46  146.25
NYSE MARKET INDEX        100  145.63  155.82   168.7  156.56  160.86

------------------------

* Assumes that the value of the investment in DRS common stock and each index was $100 on April 1, 1997 and that dividends, if any, were reinvested.

** Effective as of April 30, 2002 DRS common stock was listed on the New York Stock Exchange.

                                                          1997       1998       1999       2000       2001       2002
                                                        --------   --------   --------   --------   --------   --------
DRS Technologies, Inc.................................    100       130.59      75.29      93.53     148.14     390.12
AMEX Market Index.....................................    100       130.62     123.60     174.79     147.46     146.25
NYSE Market Index.....................................    100       145.63     155.82     168.70     156.56     160.86
Peer Group............................................    100       149.43     140.07      79.81      86.14     115.84

                            STOCKHOLDERS' PROPOSALS

    Any stockholder who desires to submit a proposal for inclusion in the proxy materials for our 2003 annual meeting of stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. We must receive such proposal, directed to DRS' Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on March 8, 2003, or the date that is 120 calendar days prior to the anniversary of the mailing date of this proxy.

    The advance notice provisions of the by-laws provide that stockholders are required to give advance notice to us of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The advance notice provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to DRS' Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by us, whichever first occurs. The chairman of the meeting may determine that the nomination of any person was not made in compliance with the advance notice provisions.

    The advance notice provisions further provide that, for business to be properly introduced by a stockholder when such business is not specified in the notice of meeting or brought by or at the direction of the board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

                                 OTHER MATTERS

    The board is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the meeting, the proxies confer discretionary authority with respect to acting on such other matters, and the persons named in the proxies intend to vote, act and consent in accordance with their best judgment.

                             SOLICITATION EXPENSES

    We will pay the costs of this solicitation. Proxies will be solicited principally by mail, but our officers and employees may make some telephone or personal solicitations of stockholders. DRS officers or employees who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of pocket expenses in connection with the solicitation. We will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and we will reimburse them for their reasonable expenses incurred in doing so.

                                    GENERAL

    UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2002 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                                       By Order of the Board of Directors,

                                                       /S/ NINA LASERSON DUNN
                                                       ----------------------------
                                                       NINA LASERSON DUNN
                                                       SECRETARY

Dated: June 27, 2002

                                    ANNEX A
                             DRS TECHNOLOGIES, INC.
                          INCENTIVE COMPENSATION PLAN

1. PURPOSE. The purpose of the DRS Technologies, Inc. Incentive Compensation Plan is (a) to encourage individual effort and group teamwork toward the accomplishment of Company, Group, Division and individual goals; (b) to reward outstanding managerial performance; (c) to provide total direct compensation which is competitive with the businesses with which the Company competes and which is sufficient to ensure the Company's ability to attract, retain and motivate outstanding executives; and (d) to focus the attention of Participants on Company, Group, Division and individual goals.

2. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

    (a) "AWARD" shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

    (b) "BOARD" shall mean the Board of Directors of the Company.

    (c) "CAUSE" shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company or a Subsidiary after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant's duties, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise, (iii) the Participant's gross negligence in the performance or non-performance of any of his or her duties or responsibilities hereunder, (iv) the Participant's dishonesty, fraud or willful misconduct with respect to the business or affairs of the Company or its Subsidiaries, or (v) conviction by a court of competent jurisdiction of a felony.

    (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    (e) "COMMITTEE" shall mean the Executive Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

    (f) "COMPANY" shall mean DRS Technologies, Inc., a Delaware corporation, or any successor corporation.

    (g) "COVERED EMPLOYEE" shall have the meaning set forth in
Section 162(m)(3) of the Code.

    (h) "DISABILITY" shall mean permanent disability as determined pursuant to the long-term disability plan or policy of the Company or its Subsidiaries in effect at the time of such disability and applicable to a Participant.

    (i) "DIVISION" shall mean a business unit of the Company that is designated as a division.

    (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    (k) "EXECUTIVE OFFICER" shall mean an officer of the Company or its Subsidiaries who is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Exchange Act.

    (l) "GROUP" shall mean a major business unit of the Company reporting directly to the Company level.

    (m) "PARTICIPANT" shall mean an Executive Officer or other key management employee of the Company or any of its Subsidiaries who is, pursuant to
Section 4 of the Plan, selected to participate herein.

    (n) "PERFORMANCE FACTORS" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following or any combination thereof: net income (before or after taxes); operating income; gross margin; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); revenue; unit sales; bookings; cash flow; free cash flow; return on equity; return on assets; return on capital (including return on invested capital); earnings from continuing operations; cost reduction goals or levels of expenses, costs or liabilities; market share; asset management (E.G., inventory and receivable levels); growth by mergers and acquisitions; customer satisfaction or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a Subsidiary, any portion of a business unit (including a Group or Division), product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Factors may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, a business unit (including a Group or Division), product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Committee. Performance Factors may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid, a target level of performance at which the full Award shall be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Factors may also specify that payments for levels of performance between specified levels will be interpolated. The Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved; PROVIDED, HOWEVER, that the Committee shall have the authority to make appropriate adjustments in Performance Factors under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature),
(6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, and (8) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

    (o) "PERFORMANCE PERIOD" shall mean the twelve-month period, corresponding to the Company's fiscal year, commencing on April 1, 2001 and each April 1 thereafter, or such other periods as the Committee shall determine; PROVIDED, HOWEVER, that a Performance Period for a Participant who becomes employed by the Company or its Subsidiaries following the commencement of a Performance Period may be a shorter period that commences with the date of the commencement of such employment; PROVIDED, FURTHER, HOWEVER, that a Performance Period may not be less than six months unless approved by the Committee.

    (p) "PLAN" shall mean this DRS Technologies, Inc. Incentive Compensation
Plan.

    (q) "RETIREMENT" shall mean the voluntary termination of a Participant's employment on or after the later of the date such Participant attains age 62 or the fifth anniversary of the date such Participant commenced employment with the Company or any of its Subsidiaries.

    (r) "SUBSIDIARY" shall mean any company, partnership, limited liability company, business or entity (other than the Company) of which at least 50% of the combined voting power of its voting securities is, or the operations and management are, directly or indirectly controlled by the Company.

3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or the financial statements of the Company or its Subsidiaries, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

    The Committee shall consist of two or more persons, at least two of whom shall be "outside directors" within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be made by such outside directors and shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

    Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees, including but not limited to the Chief Executive Officer of the Company.

4. ELIGIBILITY. Awards may be granted to Participants in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. TERMS OF AWARDS. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

    (a) IN GENERAL. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award and minimum, target and maximum levels applicable to each Performance Goal. The minimum level reflects the level of performance at which a specified percentage, as determined by the Committee, of the performance goal is achieved and below which no payment shall be made; the target level reflects the level of performance at which 100% of the Performance Goal is achieved; and the maximum level reflects the level of performance at which a specified percentage greater than 100%, as determined by the Committee, of the Performance Goal is achieved. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's salary range midpoint. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 7(f) hereof, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.

    (b) SPECIAL PROVISIONS REGARDING AWARDS. Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant who is a Covered Employee in an amount that exceeds $2,000,000.00. The Committee may at its discretion increase, other than with respect to a Participant who is a Covered Employee, or decrease the amount of an Award payable upon attainment of the specified Performance Factors by an amount up to 20% of the amount which would otherwise be payable with respect to such Award.

6. TIME AND FORM OF PAYMENT. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period; PROVIDED, HOWEVER, that in order to receive such payment, a Participant must be employed by the Company or one of its Subsidiaries on the last day of the Performance Period. In addition, in the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

7.  GENERAL PROVISIONS.

    (c) COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

    (d) NONTRANSFERABILITY. Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(j) below or, in the absence thereof, by will or the laws of descent and distribution.

    (e) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company or its Subsidiaries to terminate such Participant's employment or change such Participant's remuneration.

    (f) WITHHOLDING TAXES. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.

    (g) AMENDMENT, TERMINATION AND DURATION OF THE PLAN. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates; PROVIDED, HOWEVER, that the exercise of the Committee's discretion pursuant to Section 5(b) to increase or decrease the amount of an Award shall not be deemed an amendment of the Plan.

    (h) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

    (i) TERMINATION OF EMPLOYMENT.

        (i) Unless otherwise provided by the Committee, and except as set forth in subparagraph (ii) of this Section 7(g), a Participant must be actively employed by the Company or its Subsidiaries at the end of the Performance Period in order to be eligible to receive payment in respect of such Award.

        (ii) Unless otherwise provided by the Committee, if a Participant's employment is terminated as result of death, Disability, Retirement or by the Company or a Subsidiary without Cause prior to the end of the Performance Period, such Participant shall receive a pro rata portion of the Award that he or she would have received with respect to the applicable Performance Period based on the number of days such Participant was employed during such Performance Period, which shall be payable at the time payment is made to other Participants in respect of such Performance Period.

        (iii) Unless otherwise provided by the Committee, if a Participant's employment is terminated with Cause either prior or subsequent to the end of the Performance Period, such Participant shall not receive any portion of the Award that would have been payable to him or her with respect to such Performance Period.

    (j) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

    (k) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

    (l) BENEFICIARY. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 7(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

    (m) INTERPRETATION. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

    (n) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board; PROVIDED, HOWEVER, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with
Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

                                    ANNEX B
                         CHARTER OF THE AUDIT COMMITTEE
              OF THE BOARD OF DIRECTORS OF DRS TECHNOLOGIES, INC.
                    AS ADOPTED BY THE BOARD ON MAY 17, 2002

I.   DRS TECHNOLOGIES, INC.'S AUDIT COMMITTEE PURPOSE

    The DRS Technologies, Inc.'s Audit Committee is appointed by the DRS Technologies, Inc. Board of Directors to assist the Board in fulfilling its oversight responsibilities. The DRS Technologies, Inc.'s Audit Committee's primary duties and responsibilities are to:

    - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

    - Monitor the independence and performance of the Company's independent auditors.

    - Provide an avenue of communication among the independent auditors, management, and the DRS Technologies, Inc., Board of Directors.

    The DRS Technologies, Inc.'s Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The DRS Technologies, Inc.'s Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  DRS TECHNOLOGIES, INC.'S AUDIT COMMITTEE COMPOSITION AND MEETINGS

    DRS Technologies, Inc.'s Audit Committee members shall meet the requirements of the New York Stock Exchange. The DRS Technologies, Inc.'s Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent nonexecutive director, free from any relationship that would interfere with the exercise of his or her independence from management and the Company. All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, and at least one member of the Committee shall have accounting or related financial management expertise.

    DRS Technologies, Inc.'s Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The DRS Technologies, Inc.'s Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee, or at least its Chair, should communicate with management and the independent auditors' quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  DRS TECHNOLOGIES, INC.'S AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the DRS Technologies, Inc. Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and the company's quarterly financial statements prior to filing. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

INDEPENDENT AUDITORS

5.  The independent auditors are ultimately accountable to the DRS
    Technologies, Inc.'s Audit Committee and the DRS Technologies, Inc., Board of Directors. The DRS Technologies, Inc.'s Audit Committee shall review the independence and performance of the auditors and annually recommend to the DRS Technologies, Inc. Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Review at least annually all compensation paid or to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditor's audit plan--discuss scope, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to DRS Technologies, Inc.'s Audit Committee in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

LEGAL COMPLIANCE

11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

12. Review all reports concerning any significant fraud or regulatory non-compliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of similar events in the future.

OTHER DRS TECHNOLOGIES, INC.'S AUDIT COMMITTEE RESPONSIBILITIES

13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing laws, as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the DRS Technologies, Inc. Board of Directors on significant results of the foregoing activities.

OTHER OPTIONAL CHARTER DISCLOSURES

16. Periodically perform self-assessment of DRS Technologies, Inc.'s Audit Committee performance.

    While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Ethics.

    Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the New Jersey law which shall continue to set the legal standard for the conduct of the members of the Committee.

DRS TECHNOLOGIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 8, 2002

    The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on August 8, 2002, and at any adjournments thereof, and to vote all shares of common stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. The proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

 1.  To approve the election   [  ] FOR all nominees listed    [  ] WITHHOLD AUTHORITY to
  of all director nominees                 below                  vote for all nominees
        listed below:            (except as marked to the             listed below
                                      contrary below)

    (INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below.)

    Nominees: Mark S. Newman, Donald C. Fraser, Steven S. Honigman

2. To approve the proposal to amend the DRS 1996 Omnibus Plan. [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.  To approve the proposal to adopt the DRS Amended and Restated Incentive
    Compensation Plan. [  ] FOR  [  ] AGAINST   [  ] ABSTAIN

4.  To approve the Auditor Ratification. [  ] FOR  [  ] AGAINST  [  ] ABSTAIN

    (continued on reverse side)

                         (continued from reverse side)

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1,2, 3 and 4.

                                 Date: ------------------------
                                           Signature

                               Signature of joint holder, if any

                  Please sign as your name appears on the left. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

             PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.